Exhibit 99.1

August 2015	10868 189th Street Council Bluffs, IA 51503 Phone: 712-366-0392 Fax: 712-366-0394

Members and Friends:
FARMLAND FOR LEASE: SIRE is requesting bids for leasing approximately 40 acres of land south of the loop track and a custom farming agreement for 10 acres next to it. (The bushels from the SIRE 10 ac. must be delivered to SIRE). The agreement would be a two-year lease with payments due annually by March 15. Bids should be sent to either the address above or emailed to laura.schultz@sireethanol.com by the close of business on September 30, 2015. The lease will be awarded by October 15, 2015. Please contact either Laura Schultz, Director of Human Resources or Brian Cahill, CEO, if you have any questions.

Safety On July 16, 2015, we held a Safety Celebration lunch for all of our employees to celebrate their work of achieving over 2,000 days (over five-and-a-half years) without a lost-time accident. The Pottawattamie County Cattleman’s Association grilled steaks, and the Board Members joined everyone for lunch. The Safety Committee and all the employees continue to work on this important goal. The Safety Committee has representatives from all areas of the plant and meets monthly to review incidents and then discusses which key behaviors and conditions the entire plant will focus on for improvement.

On another safety note, the SIRE Logistics Department received awards from both Norfolk Southern and CSX railroads for shipping ethanol with no incidents in 2014. Logistics has received these same two awards for several consecutive years. This requires the department to be consistently vigilant both when loading the tanker cars and ensuring seals are tight and leaks are prevented. They also have to make sure the accompanying paperwork is properly filled out. We are proud of their accomplishments.

(Pictured receiving the award is Matt O’Grady,
Logistics Manager, and Tom Landrum, Safety, Norfolk Southern Railway Company)

Financials On Wednesday, August 12, 2015, we issued a press release announcing our financial results as of and for the third fiscal quarter ending June 30, 2015. Our quarterly Form 10-Q was filed with the SEC that same day. These financials and press release can be accessed on our website www.sireethanol.com (click on the Investor Relations Tab). There is a link to the SEC filings, select “SIRE’s SEC forms are available for viewing on the SEC's website-View”.  Our financial results are reported quarterly and annually. They contain our financial, operational, and statistical information. The press release was also sent to our newsletter mailing list which includes each SIRE member who has signed up by providing us their with their email address.

Operations We produced 31.5 million gallons and shipped 29.9 million gallons of denatured ethanol during the third fiscal quarter of 2015. Through June 2015, our rolling 12-month average yield was 2.85 gallons of ethanol from every bushel of corn. During, the third quarter of fiscal 2015, margins improved from the second quarter.

In July we completed a major repair on Regenerative Thermal Oxidizer (RTO) #2. This was a major undertaking and required coordination with several contractors and our staff. The project was completed, and the RTO returned to service. This was during the hottest week of July and required constant attention to the well-being of the individuals working out in the elements in this small area.

It has been hot the last month or so, and this has required us to make sure everyone is working in a safe manner, keeping hydrated, taking breaks to cool off, and watching out for each other for signs of heat exhaustion and heat stroke.

SIRE Newsletter – Volume IX Issue IV
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.

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The past month we completed our required three-year Process Safety Management (PSM) audit. All employees completed the mandatory annual PSM training and overview. We will receive a report regarding the PSM audit. PSM is a tool focused on preventing releases of any substance defined as a “highly hazardous chemical” by the Environmental Protection Agency (EPA) or the Occupational Safety and Health Administration (OSHA). SIRE is dedicated to producing and following a quality plant-wide PSM program.

The installation of a trim screw in the dryer building was completed during this period. We can now trim off wet feed/wet cake while still running all dryers. We will be able to expand our wet cake feed program and provide product as needed. This month the project is installing a beer degassing system. Beer degassing removes the gas from the beer well, providing more room for actual liquid “beer.” Beer is the step after a fermenter has completed its cycle (usually 50 hrs. for the yeast to consume the sugars). After the beer is emptied out of the fermenter, the next step is to separate the liquids from the solids. The beer degasser will provide additional efficiencies in distillation as we continue to de-bottleneck the plant to higher levels of production.

Operations and logistics departments continue to work on fine tuning the Enogen additions. Operations has also had to learn to run the plant differently. The mash is now thinner and corn oil production has changed. Production also has new parameters for adding chemicals.

In May, several managers and staff attended the Fuel Ethanol Work Shop (FEW). The Lab Manager and staff were particularly interested in the Renewable Fuels Association (RFA) presentation on upcoming ASTM voting on test methods for ethanol. They also attended an update on the Food Safety Modernization Act, which should have final rules published in August 2015. These rules will impact ethanol plants without inside storage of feed products fed to animals which are slaughtered for human consumption.

Human Resources and Administration This quarter we have had several tours, including a visit by former Maryland Governor Martin O’Malley, presidential candidate. On July 2, 2015, he visited SIRE, talked to staff, toured the plant and then answered questions from the press. You can view a couple of the articles at the links below;
http://www.desmoinesregister.com/story/news/elections/presidential/caucus/2015/07/02/martin-omalley-ethanol-requirements/29634227/
http://www.omaha.com/news/metro/ethanol-industry-leading-the-way-martin-o-malley-says-in/article_f033377a-b122-52bd-ac4c-33a6cb7795e9.html
Please contact Laura Schultz, Director of Human Resources or Whitney Radford, HR Assistant, to arrange a tour (712-352-5001 or 712-352-5009).

Several staff and Brian Cahill, General Manager, attended the EPA hearings on the changes the EPA is proposing for the RFS2. The event was well attended by the ethanol and agricultural communities. Brian also provided testimony to one of the panels. In addition, we sent a mailing to our members and our customer list that included pre-addressed postcards to be signed and sent to the EPA. We hope you received the postcards and returned yours to the EPA. SIRE also had staff sign a petition stating our support for the RFS as it was originally intended. All comments were due to the EPA by July 27, 2015. Our voice will be heard in Washington.

When you visit SIRE, PLEASE BE CAREFUL! We have extra traffic in the area. The IA Department of Transportation (IDOT) and Iowa Interstates Railroad (IAIS), have rail relocation and interstate redesign projects in progress (I-80 & I-29). This project is expected to last until 2024. We also have increased traffic due to the Google expansion on the east side of I-29. Traffic patterns have also been disrupted due to lane and entrance closures at I-29 and I-80.

SIRE Newsletter – Volume IX Issue IV
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings

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For individuals interested in a career with SIRE; applications are always welcome, and are taken online at www.SIREethanol.com. The online application can be found via the Employment tab. Check out the “Open positions” tab for available jobs. We encourage individuals to apply at any time, not only when there are open jobs posted. The Job Titles and Career Opportunities tabs provide a list of possible positions available at the plant. We are currently looking for a licensed electrician or an E&I Tech. Please contact Whitney Radford, HR Assistant, or Laura Schultz, Director of Human Resources, if you have any questions about the application process or a particular position.

Markets If you would like to sell corn or purchase our byproducts (distillers’ grains and wet cake), please contact our Merchandising team directly at the following numbers: Kristan Barta, 712-352-5010 for corn, DDGS, and wet cake; Dustin Ploeger, 712-352-5015 and Channing Batz, 712-366-8478 for assistance with corn sales and distillers’ grain purchases. You may also contact them by calling our office (712-366-0392) and ask for a merchandiser. Remember to sign up for text or email messaging for the daily bid sheet and changes to delivery/pick-up hours. Kristan and Dustin have regular office hours at the plant if you need to stop in and see them. For corn oil sales, please contact Dan Wych, Plant Manager.

We are now contracting for corn directly with our producers. This has been a great opportunity for SIRE and a productive relationship for everyone involved. Contracts and checks now come from SIRE.

Remember with this change, if you want to view your SIRE accounts you can sign up for iView on our website. iView also has a smartphone app you can download for quick viewing of our hours, hour changes, and bids. We have worked with the iView provider to enhance the options, look for additional upgrades in the future.

Enogen corn grown for the SIRE program will begin to be delivered this fall. Syngenta/Enogen is already talking to growers about the spring planting for 2016. For questions about the Enogen project, contact Whitney Radford at 712-352-5009.

If you deliver to the plant, please watch for signs and follow the directions to make sure you are unloading in the proper pit, particularly on the days we are also unloading Enogen corn.

General Manager Notes –As quoted in our August 12, 2015 press release, which summarized our unaudited financial results for the three and nine months ended June 30, 2015: “During this third quarter of Fiscal 2015, margins improved significantly over the second quarter, but were still well short of last year's margins.  Demand for ethanol continues to be strong with the lower prices, both in the U.S. and abroad. The industry has continued to adjust and we expect we will have another good year." I also noted, "We continue to focus on running the plant efficiently, with a balance of optimizing the yield and profit."  SIRE recorded a $4.7 million non-cash charge in the first quarter and a $0.6 million fair value adjustment in the second quarter in conjunction with the final payment of subordinated debt, and the related put option issued to ICM, Inc. in December 2014.  The estimated value of the put option remained unchanged in the third quarter. The 2015 Third Quarter Highlights, SIRE completed are: repaired the steam line that allows the ability to utilize either natural gas or steam; completed construction of two additional grain bins, added capacity of 1 million bushels; commenced the tests utilizing the Enogen corn in its ethanol production; and accelerated the annual shutdown to March due to lower crush margins in the second quarter.”

Leadership and Board Members attending the Safety Lunch
(Pictured L-R, Laura Schultz, Director of Human Resources, Brian Cahill, CEO, Brett Frevert, CFO, Mick Guttau, Hubert Houser, Andy Bulloch, Karol King, Eric Heismeyer, Ted Bauer, Bill McInturf, Controller, Matt Gibson, Dan Wych, Plant Manager)

SIRE Newsletter – Volume IX Issue IV
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings

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The Board met in July for their annual retreat and strategic planning meeting. The meeting was very productive and provided some good guidance as everyone at SIRE works to plan the next three to five years. You will see more on this as we finalize our goals, targets and plans.

It was noted above that one of the tours we had at the plant was former Maryland Governor Martin O’Malley; there have been several other presidential candidate’s that have held forums in the Council Bluffs area. We work with Iowa Renewable Fuels and attend as many as we can. Our goal is to provide a presence for the support of ethanol production and ethanol expansion, and ask the candidates to speak to their support of the Renewable Fuel Standard and what their efforts would be to ensure the EPA follows the RFS as it was intended by Congress.

The leadership of SIRE was pleased to recognize the accomplishment of over 2000 days without a lost-time accident. We talk repeatedly about how to avoid complacency or to recognize work fatigue after a long or challenging repair. If you are someone who comes onsite for corn delivery or to pick up byproducts, thank you for your participation in our safety program as well. We expect all visitors, vendors and customers to follow our safety rules. This includes driving the posted 10 mph, no smoking on the campus, hard hats when in the process area, and no climbing on your truck (we have provided platforms at the corn oil and DG load-out). Involvement from everyone keeps this plant and our people safe. If you have any questions, please call your contact at the plant.

During our initial two-week trial with Enogen, we learned a great deal about how the process changes. A second trial will begin in August, after we have made some adjustments to our process, equipment and settings. The two new grain bins doubled our grain storage. This added capacity will help us smooth out our scale hours, and will provide sufficient inventories to prepare for the long holiday weekends, or inclement weather.

On June 19, 2015, several SIRE staff joined some producers, dealers and other Ag related business representatives at the Newton Speedway for the American Ethanol 200 NASCAR Camping World Truck Series, sponsored by Enogen/Syngenta. We appreciated the hospitality of the representatives from Enogen. Other ethanol partners supporting the Iowa Speedway were Iowa Corn Growers and American Ethanol.

SIRE is also a supporter of the Urban Air Initiative. They are an organization determined to educate the public concerning the health threats posed by domestic use of petroleum-based fuels, and to encourage change in the additives used in such fuels. They focus on U.S. urban areas where there is a high exposure to potentially dangerous levels of vehicle emissions. They are a clearinghouse of clean fuel and cleaner air initiatives, collaborating with other entities to find practical solutions, beginning with improving the quality of the transportation fuels. By promoting the removal from gasoline some components which have been shown to be toxic, and advocating for the use of safer, readily available alternatives, they seek to improve the quality of the air we all breathe. You can join this initiative or to read more about it at FixOurFuel.com or UrbanAirInitiative.com.

It is hard to believe the summer is almost over. Kids have started football and marching band camps, the corn has mostly tasseled, and we continue to discuss the anticipated yields in our area. Many acres look good. Rains in our area have been just about right. We know that in other areas—some close-by in Missouri or just north on I-29—many fields have either been flooded and are not growing or are significantly behind in growth. We hope your fields have seen a good year, and we look forward to everyone’s deliveries.

Thank you for your support.
Brian Cahill, General Manager/CEO

Sign up to receive our newsletter by email on the SIRE website, www.sireethanol.com

SIRE Newsletter – Volume IX Issue IV
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings

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